SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        REAL ESTATE INCOME FUND INC.
                        ----------------------------
            (Exact name of registrant as specified in its charter)



                Maryland                                         03-0460657
                --------                                         ----------
(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)


            125 Broad Street,
           New York, New York                                      10004
           ------------------                                      -----
(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-88458

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
-------------------                           ------------------------------

Common Stock                                  New York Stock Exchange, Inc.
(par value $.001
per share)


Securities to be registered pursuant to Section 12(g) of the Act:

         None.

          Item 1. Description of Registrant's Securities to be Registered
                  -------------------------------------------------------

          Information concerning the Common Stock is contained in the prospectus included in the Registrant's Registration Statement on Form N-2 (Registration Nos. 333-88458 and 811-21098) filed by the Registrant pursuant to the Investment Company Act of 1940 and the Securities Act of 1933 on May 16, 2002 (Accession No. 0000893750-02-000304), as amended by pre-effective amendment no. 1 filed on June 20, 2002 (Accession No. 0000950130-02-004477), under the caption "Description of Shares." That description is incorporated herein by reference.

          Item 2. Exhibits
                  --------

          Pursuant to the instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                  SIGNATURE
                                  ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         REAL ESTATE INCOME FUND INC.
                                         ----------------------------
                                         (Registrant)



                                         By:       /s/ R. Jay Gerken
                                             ------------------------------
                                             Name:   R. Jay Gerken
                                             Title:  President




Date:  July 9, 2002